Exhibit 32

STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE
CHIEF FINANCIAL OFFICER OF REGIONS FINANCIAL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies in his capacity as an officer of Regions Financial Corporation (the "Company") that this Quarterly Report on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: August 13, 2003

/s/ Carl E. Jones, Jr.
Carl E. Jones, Jr.
Chairman of the Board, President
and Chief Executive Officer

DATE: August 13, 2003

/s/ D. Bryan Jordan
D. Bryan Jordan
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Regions Financial Corporation and will be retained by Regions Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.